Exhibit 99.1

Enzon Pharmaceuticals
Announces Key Dates for Rights Offering

Cranford, New Jersey, September 15, 2020 /GlobeNewswire/ – Enzon Pharmaceuticals, Inc. (the “Company” or “Enzon”) (OTC:ENZN) announced today the record date and expected subscription period for its previously-announced rights offering to raise proceeds of approximately $43 million. The proceeds from the rights offering will be utilized to position the Company as a public company acquisition vehicle, where it can become an acquisition platform and more fully utilize its net operating loss tax carryforwards and enhance stockholder value.

The Company filed Amendment Number 1 to its Registration Statement on Form S-1 providing 5:00 p.m., New York City time, on September 23, 2020 as the record date. Subject to the Registration Statement becoming effective on or about September 18, 2020, the Company intends to commence the rights offering on September 23, 2020.

Under the rights offering, holders of Enzon’s common stock will receive one transferable subscription right for each share of common stock owned. For every 1,105 subscription rights held, stockholders will be entitled to purchase one unit at the subscription price of $1,090 per unit. Each unit consists of one share of newly designated Series C preferred stock and 750 shares of Enzon’s common stock, all as described in the Registration Statement.

Although the subscription rights are transferable there can be no guarantee that a market will develop during the subscription period or that stockholders will be able to buy or sell additional subscription rights. Accordingly, unless a stockholder is able to acquire additional subscription rights during the subscription period, a stockholder must own shares of common stock as of the record date, or acquire shares of common stock prior to the record date, in multiples of 1,105 in order to receive subscription rights enabling it to purchase units, as no fractional units, preferred stock or common stock will be issued. In connection with the rights offering, Icahn Capital LP has agreed to purchase all units that remain unsubscribed for at the end of the subscription period.

Upon the sale of all 40,000 units available for purchase in the rights offering, the Company will have 40,000 shares of Series C preferred stock outstanding and an aggregate of 74,214,603 shares of common stock outstanding following the rights offering.

The expected calendar for the rights offering, unless extended or modified by Enzon, is as follows:

•	September 23, 2020 at 5:00 PM, New York City Time: Record Date

•	September 24, 2020: Estimated Distribution Date; Subscription Period Estimated to Begin

•	October 9, 2020 at 5:00 PM, New York City Time: Subscription Period Ends

•	October 16, 2020: Estimated Date of Distribution of Preferred and Common Stock

Important Information

For additional information on the Rights Offering, please see the prospectus included in Enzon’s registration statement on Form S-1 and related amendments, which has not yet become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s ability to cause the registration statement related to the rights offering to become effective, the Company’s ability to use the net proceeds of the rights offering to position itself as a public company acquisition vehicle, the possibility that the anticipated benefits of the right offering will not be realized, and the possibility that the Company’s existing investors may not exercise their rights or purchase unsubscribed units as expected. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

For further information, please contact:

Andrew Rackear, Chief Executive Officer
Enzon Pharmaceuticals, Inc.
20 Commerce Drive (Suite 135)
Cranford, New Jersey 07016
(732) 980-4500